UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2005


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                  72-1525702
--------                                                  ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)


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ITEM  7.01  Regulation FD Disclosure

Reference is made to the Registrant's press release dated May 16, 2005, which is attached hereto as Exhibit 99.1. That press release announced that the Aegis SafetyNet(TM) RadioBridge(TM) has been approved for and can now be purchased through the U.S. Communities program. The U.S. Communities program is a nonprofit government alliance that works by combining and strengthening the purchasing power of public entities nationwide. Participants in the U.S. Communities program include counties, cities, towns and municipalities and their police, fire and EMS departments; schools, including K-12, colleges and universities; special districts such as airport authorities, utilities and ports; state agencies; and nonprofit agencies. GTSI is the exclusive IT provider on the U.S. Communities contract. All agencies registered with U.S. Communities have the ability to take advantage of special public sector pricing through GTSI Corp.

The Aegis SafetyNet(TM) RadioBridge(TM) allows most two-way radios to be interconnected, regardless of their frequency or encryption scheme, and helps solve the current communication problem faced by public safety agencies caused by not having radio interoperability at the scene of an emergency.


Index to Exhibits
-----------------

99.1     Press release dated May 16, 2005



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 10, 2005
Aegis Assessments, Inc.
/s/ Richard Reincke
-------------------
Richard Reincke
President